EXHIBIT 32

STATEMENT REQUIRED BY 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K/A of UpSnap, Inc. (the "Company") for the year ended January 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Peter Van Hierden, Chief Executive Officer, and Richard von Gnechten, Chief Financial Officer of the Company, individually certify that:

·        the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·        information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented.

/s/ Peter Van Hierden Peter Van Hierden Chief Executive Officer Dated: November 20, 2009 /s/ Richard von Gnechten Richard von Gnechten Chief Financial Officer Dated: November 20, 2009

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UpSnap, Inc. and will be retained by UpSnap, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.